UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

September 9, 2024

URGENT

Re: Your investment with Aquila Group of Funds

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Aquila High Income Fund.

Please contact us immediately at 1-888-734-2670 Monday through Thursday between the hours of 9:00 am to 11:00 pm ET and 9:00 am to 6:00 pm ET on Saturday to speak with a live representative.

This matter is very important but will take only a moment of your time.

Mediant has been engaged by the Aquila Funds Trust to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Steve Whitworth

Fund Solutions Manager

BetaNXT Mediant

September 9, 2024

URGENT

Re: Your investment with Aquila Group of Funds

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Aquila Opportunity Growth Fund.

Please contact us immediately at 1-888-734-2670 Monday through Thursday between the hours of 9:00 am to 11:00 pm ET and 9:00 am to 6:00 pm ET on Saturday to speak with a live representative.

This matter is very important but will take only a moment of your time.

Mediant has been engaged by the Aquila Funds Trust to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Steve Whitworth

Fund Solutions Manager

BetaNXT Mediant